TRITON MIAMI, INC.

Financial Statements

December 31, 2015 and 2014

MBAF

MORRISON BROWN ARGIZ & FARRA, LLC

CERTIFIED PUBLIC ACCOUNTANTS AND ADVISORS

MBAF

MORRISON BROWN ARGIZ & FARRA, LLC

CERTIFIED PUBLIC ACCOUNTANTS AND ADVISORS

INDEPENDENT AUDITOR’S REPORT

To the Stockholders of
 Triton Miami, Inc.

Report on the Financial Statements

We have audited the accompanying financial statements of Triton Miami, Inc., which comprise the balance sheets as of December 31, 2015 and 2014, and the related statements of income and comprehensive income, changes in stockholders’ equity, and cash flows for the years then ended, and the related notes to the financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Triton Miami, Inc. as of December 31, 2015 and 2014, and the results of its operations and its cash flows for the years then ended in accordance with accounting principles generally accepted in the United States of America.
Fort Lauderdale, Florida
August 31, 2016

An Independent Member of Baker Tilly International

MIAMI 1450 Brickell Avenue 18th Floor, Miami FL 33131 | T 305 373 5500 F 305 373 0056 | www.mbafcpa.com
FORT LAUDERDALE 301 East Las Olas Boulevard, 4th Floor, Fort Lauderdale FL 33301 | T 954 760 9000 F 954 760 4465

TRITON MIAMI, INC.

TABLE OF CONTENTS

INDEPENDENT AUDITOR'S REPORT	1

FINANCIAL STATEMENTS

Balance Sheets	2

Statements of Income and Comprehensive Income	3

Statements of Changes in Stockholders' Equity	4

Statements of Cash Flows	5

Notes to Financial Statements	6 - 13

TRITON MIAMI, INC.

Balance Sheets
December 31,

ASSETS	2015	2014

CURRENT ASSETS
Cash and cash equivalents	$ 829,788	$ 789,430
Investments	-	316,647
Accounts receivable	785,718	718,181
Inventory	1,312,913	578,097
Prepaid expenses and other assets	189,291	137,471
Current portion of due from related party	28,963	27,755

TOTAL CURRENT ASSETS	3,146,673	2,567,581

DUE FROM RELATED PARTY, NET OF CURRENT PORTION	225,763	257,093

PROPERTY AND EQUIPMENT, NET	59,811	74,937

OTHER ASSETS	5,013	6,878

TOTAL ASSETS	$ 3,437,260	$ 2,906,489

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
Accounts payable	$ 428,039	$ 285,597
Accrued expenses and other liabilities	343,793	412,740
Current portion of notes payable	75,541	95,401

TOTAL CURRENT LIABILITIES	847,373	793,738

NOTES PAYABLE, NET OF CURRENT PORTION	546,669	634,523

TOTAL LIABILITIES	1,394,042	1,428,261

COMMITMENTS AND CONTINGENCIES (NOTE 8)

STOCKHOLDERS' EQUITY
Common stock, 500 shares authorized, 500 shares issued and
outstanding, no par value	78,882	78,882
Retained earnings	1,964,336	1,357,699
Accumlated other comprehensive income	-	41,647

TOTAL STOCKHOLDERS' EQUITY	2,043,218	1,478,228

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$ 3,437,260	$ 2,906,489

The accompanying notes are an integral part of these financial statements.

TRITON MIAMI, INC.

Statements of Income and Comprehensive Income
For the Years Ended December 31,

	2015	2014

NET SALES	$ 11,450,229	$ 11,107,898

COST OF SALES	7,746,497	8,090,721

GROSS PROFIT	3,703,732	3,017,177

SELLING, GENERAL AND ADMINISTRATIVE EXPENSES	1,921,772	1,496,567

INCOME FROM OPERATIONS	1,781,960	1,520,610

OTHER INCOME (EXPENSES)

Interest expense	(29,043)	(33,000)
Other income	29,088	-

TOTAL OTHER INCOME (EXPENSES)	45	(33,000)

NET INCOME	$ 1,782,005	$ 1,487,610

COMPREHENSIVE INCOME:

NET INCOME	$ 1,782,005	$ 1,487,610

OTHER COMPREHENSIVE (LOSS) INCOME:

Reclassification of investment gains on	(41,647)	-
on sales of securities
Net unrealized gain on securities available for sale	-	41,647

OTHER COMPREHENSIVE (LOSS) INCOME	(41,647)	41,647

COMPREHENSIVE INCOME	$ 1,740,358	$ 1,529,257

The accompanying notes are an integral part of these financial statements.

TRITON MIAMI, INC.

Statements of Changes in Stockholders’ Equity
For The Years Ended December 31, 2015 and 2014

				Accumulated
				Other
	Common Stock		Retained	Comprehensive
	Shares	Amount	Earnings	Income	Total

Balances - January 1, 2014	500	$ 78,882	$ 739,570	$ -	$ 818,452

Net income	-	-	1,487,610	-	1,487,610

Other comprehensive income	-	-	-	41,647	41,647

Distributions	-	-	(869,481)	-	(869,481)

Balances - December 31, 2014	500	$ 78,882	$ 1,357,699	$ 41,647	$ 1,478,228

Net income	-	-	1,782,005	-	1,782,005

Other comprehensive loss	-	-	-	(41,647)	(41,647)

Distributions	-	-	(1,175,368)	-	(1,175,368)

Balances - December 31, 2015	500	$ 78,882	$ 1,964,336	$ -	$ 2,043,218

The accompanying notes are an integral part of these financial statements.

TRITON MIAMI, INC.

Statements of Cash Flows
For The Years Ended December 31,

	2015	2014

CASH FLOWS FROM OPERATING ACTIVITIES:

Net income	$ 1,782,005	$ 1,487,610

Adjustments to reconcile net income to
net cash provided by operating activities:
Depreciation and amortization	22,482	16,955
Realized investment income	(29,088)	-
Bad debt expense	15,787	13,037
Provision for inventory obsolescence	25,000	-
Provision for warranty and sales returns	-	75,000
(Increase) decrease in assets:
Accounts receivable	(83,324)	(183,206)
Inventory	(759,816)	4,987
Prepaid expenses and other assets	(49,955)	(12,499)
Increase (decrease) in liabilities:
Accounts payable	142,442	108,393
Accrued expenses and other liabilities	(68,947)	207,278

TOTAL ADJUSTMENTS	(785,419)	229,945

NET CASH PROVIDED BY OPERATING ACTIVITIES	996,586	1,717,555

CASH FLOWS FROM INVESTING ACTIVITIES:
Proceeds from investments	304,088	-
Purchases of investments	-	(275,000)
Proceeds from related party	30,122	26,615
Purchases of property and equipment	(7,356)	(12,848)

NET CASH PROVIDED BY (USED IN) INVESTING ACTIVITIES	326,854	(261,233)

CASH FLOWS FROM FINANCING ACTIVITIES:
Borrowings on line of credit	-	525,000
Repayments on line of credit	-	(525,000)
Repayments on note payable	(107,714)	(68,200)
Distributions to stockholders	(1,175,368)	(869,481)

NET CASH USED IN FINANCING ACTIVITIES	(1,283,082)	(937,681)

NET INCREASE IN CASH AND CASH EQUIVALENTS	40,358	518,641

CASH AND CASH EQUIVALENTS- BEGINNING OF YEAR	789,430	270,789

CASH AND CASH EQUIVALENTS - END OF YEAR	$ 829,788	$ 789,430

SUPPLEMENTAL DISCLOSURE OF NON-CASH INVESTING AND FINANCING ACTIVITIES:

Cash paid during the year for interest	$ 29,043	$ 33,000

Unrealized investment gains on available for sale securities	$ -	$ 41,647

The accompanying notes are an integral part of these financial statements.

TRITON MIAMI, INC.

NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2015 and 2014

1. NATURE OF OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Nature of Operations

Triton Miami, Inc. (the “Company”), is a privately held company with headquarters located in Miami, Florida. The Company was incorporated on February 4, 2004 in the state of Florida. The Company with the consent of its stockholders, has elected to be an "S" corporation for federal and state income tax purposes. The Company sells new and used telecommunications networking equipment to other distributors, retailers, and end users via sales channels and online. The Company specializes in the voice over IP and IP telephone industry, central office switching, and transmission equipment space.

Basis of Accounting

The financial statements of the Company have been prepared on the accrual basis of accounting. The accounting and reporting policies of the Company conform to accounting principles generally accepted in the United States of America (“U.S. GAAP”).

Management Estimates

The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

Any significant, unanticipated changes in product demand, technological developments or continued economic trends affecting the cable or telecommunications industries could have a significant impact on the value of the Company's inventory and operating results.

Cash and Cash Equivalents

Cash and cash equivalents includes demand and time deposits, money market funds and other marketable securities with maturities of three months or less when acquired.

Investments

The Company’s investments at December 31, 2014 consist of equity securities. Management determines the appropriate classification of the securities at the time they are acquired and evaluates the appropriateness of such classifications at each balance sheet date. The Company’s equity securities are classified as available for sale and are stated at fair value, with unrealized holding gains and losses reported as a separate component of stockholders’ equity.  Dividend income is recognized on the accrual basis when earned. Realized gains and losses are included within the caption “Other income (expenses)” on the Statements of Income and Comprehensive Income. Realized gains and losses, determined on the cost basis of securities sold, are included in earnings.

Accounts Receivable

Trade receivables are carried at original invoice amount less an estimate made for doubtful accounts. Management determines the allowance for doubtful accounts by regularly evaluating individual customer receivables and considering a customer’s financial condition, credit history and current economic conditions. At December 31, 2015, and 2014, management determined no allowance was necessary. Trade receivable balances are written off after all means of collection have been exhausted and the potential for recovery is considered remote. Recoveries of trade receivables previously written off are recorded when received.

Inventory

Inventory consists of new and used telecommunications networking equipment. Inventory is stated at the lower of average cost or market. The cost of inventory includes freight-in. Management performs periodic assessments to determine the existence of obsolete, slow moving and unsalable inventory. The Company provides an allowance for items identified as excess or obsolete to reduce the carrying cost to the lower of cost or market.

TRITON MIAMI, INC.

NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2015 and 2014

1. NATURE OF OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Prepaid expenses and other assets

Prepaid expenses and other assets represent advances to vendors as prepayments for inventory.

Property and Equipment, Net

Property and equipment consists of software, computers and equipment, furniture and fixtures, a vehicle, and leasehold improvements. Depreciation is calculated using the straight-line method over the estimated useful lives of the related assets. Gains or losses from the ordinary sale or retirement of property and equipment are recorded in other income (expense). Repairs and maintenance costs are expensed as incurred, whereas major improvements are capitalized.

The estimated lives used in determining depreciation and amortization are:

Leasehold improvements     15 years or the life of the lease if shorter
Vehicle                   7 years
Furniture and fixtures              5 years
Computers and equipment       3 years
Software                  3 years

Impairment of Long-Lived Assets

The Company’s long-lived assets, such as equipment, are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to estimated undiscounted future cash flows expected to be generated by the asset. If the carrying amount of an asset exceeds its estimated future cash flows, an impairment charge is recognized for the amount by which the carrying amount of the asset exceeds the fair value of the asset.

Assets to be disposed of would be separately presented in the balance sheets and reported at the lower of the carrying amount or fair value less costs to sell, and are no longer depreciated. The assets of a disposal group classified as held for sale would be presented separately in the appropriate asset section of the balance sheets. The Company did not recognize any impairment charge during the years ended December 31, 2015 and 2014.

Revenue Recognition

The Company recognizes revenue for product sales when title transfers, the risks and rewards of ownership have been transferred to the customer, the fee is fixed and determinable and the collection of the related receivable is probable, which is generally at the time of shipment. The stated shipping terms are generally free on board destination per the Company's sales agreements with its customers. Accruals are established for expected returns based on historical activity. Based upon the information available to management, management believes the accrual for warranty and sales return of approximately $150,000 for the period ending December 31, 2015 and 2014 and is adequate, and is included within the caption with “Accrued expenses and other liabilities” on the Balance Sheets.  Revenue for repair services is recognized when the repair is completed and the product is shipped back to the customer.

Business Concentrations

Sales Concentration

A significant portion of the Company’s revenue is derived from the sale of equipment to one major customer. Sales to one major customer represent approximately $1,537,000 (13%) of net sales for the year ended December 31, 2015. Additionally, accounts receivable from this same customer were approximately $213,000 and represented approximately 27% of total accounts receivable as of December 31, 2015. There were no sales or accounts receivable concentrations during the year ended December 31, 2014.

TRITON MIAMI, INC.

NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2015 and 2014

1.	NATURE OF OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Business Concentrations (continued)

Supplier Concentration

The Company purchases a significant amount of its inventory from a few of its suppliers.  As of and for the years ended December 31, 2015 and 2014  approximate information regarding major suppliers, representing in excess of 10% of net purchases or payables from unrelated parties, is as follows:

	2015	2014

	Net Purchases	Net Purchases

Supplier A	$ 949,875	**
Supplier B	**	$ 951,405
Supplier C	**	$ 928,391

** Transactions with this supplier did not exceed 10% of purchases these years.

Shipping and Handling Costs

Amounts billed to customers for shipping and handling represent revenues earned and are included in sales income in the accompanying Statements of Income and Comprehensive Income. Actual costs for shipping and handling of these sales are included in cost of sales.

Advertising Costs

Advertising costs are expensed as incurred. Advertising expense was $162,647 and $91,558 for the years ended December 31, 2015 and 2014, respectively.

Income Taxes

The Company recognizes and measures tax positions taken or expected to be taken in its tax return based on their technical merit and assesses the likelihood that the positions will be sustained upon examination based on the facts, circumstances and information available at the end of each period. Interest and penalties on tax liabilities, if any, would be recorded in interest expense and other non-interest expense, respectively.

The Company is treated as a Subchapter S Corporation for federal income tax purposes and, accordingly, generally would not incur income taxes or have any unrecognized tax benefits.  Instead, its earnings and losses are included in the personal tax returns of the stockholders and taxed depending on their personal tax situation. As a result, the financial statements do not reflect a provision for income taxes. The Company is generally no longer subject to U.S. Federal or State examinations by tax authorities for years before 2012.

The Company has evaluated its tax positions with regards to certain inventory book to tax difference. The Company is aware that the taxing jurisdiction could take a different position and disallow the deduction, if sustained, the impact could be material to the stockholders. In the event the taxing jurisdiction were to challenge the Company’s position, management would vigorously defend its positions and believes the Company is not liable.

TRITON MIAMI, INC.

NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2015 and 2014

1.	NATURE OF OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Recent Accounting Pronouncements

Revenue From Contracts With Customers

In May 2014, the Financial Accounting Standards Board (“FASB”) issued an accounting standard update which affects the revenue recognition of entities that enter into either (1) certain contracts to transfer goods or services to customers or (2) certain contracts for the transfer of nonfinancial assets. The update indicates an entity should recognize revenue in an amount that reflects the consideration the entity expects to be entitled to in exchange for the goods or services transferred by the entity. The update is to be applied to the beginning of the year of implementation or retrospectively and is effective for annual periods beginning after December 15, 2018 and in interim periods in annual periods beginning after December 15, 2019. Early application is permitted, but no earlier than annual reporting periods beginning after December 15, 2016. The Company is currently evaluating the effect the update will have on its financial statements.

Fair Value Measurement

In May 2015, the FASB issued an accounting standard update that removes the requirement to include investments in the fair value hierarchy for which fair value is measured at net asset value using the practical expedient. The update also changes certain disclosure requirements. The update is effective retrospectively for fiscal years beginning after December 15, 2016 and interim periods within those fiscal years. Early application is permitted. The Company is currently evaluating the effect the update will have on its financial statements.

Lower of cost or net realizable value for inventory

In July 2015, the FASB issued an accounting standard update which affects the measurement of inventory. The update requires inventory to be measured using the lower of cost and net realizable value. Net realizable value is defined in the update as the estimated selling prices in the ordinary course of business less reasonably predictable costs of completion, disposal, and transportation. The update applies to all types of inventory except inventory measured using LIFO or the retail inventory method. The update is effective prospectively for fiscal years beginning after December 15, 2016 and for interim periods within fiscal years beginning after December 15, 2017 with early adoption permitted as of the beginning of an interim or annual reporting period. The Company is currently evaluating the effect the update will have on its financial statements.

Lease accounting

In February 2016, the FASB issued an accounting standard update which amends existing lease guidance. The update requires lessees to recognize a right-of-use asset and related lease liability for many operating leases now currently off-balance sheet under current U.S. GAAP. Accounting by lessors remains largely unchanged from current U.S. GAAP. The update is effective using a modified retrospective approach for fiscal years beginning after December 15, 2019, and for interim periods within fiscal years beginning after December 15, 2020, with early application permitted. The Company is currently evaluating the effect the update will have on its financial statements.

Subsequent Events

The Company has evaluated subsequent events through August 31, 2016 which is the date the financial statements were available to be issued.

2. RELATED PARTY TRANSACTIONS

During the years ended December 31, 2015 and 2014, the Company entered into transactions with a related party, Triton Miami Holdings, LLC (“Triton Holdings”), which is owned by a certain stockholder of the Company.

Leased Facilities

The Company leases space from Triton Holdings, which owns the building that the Company uses as its headquarters and warehouse facility in North Miami. The total rent expense for the years ended December 31, 2015 and 2014 was approximately $138,000 and $96,000, respectively (NOTE 8).

TRITON MIAMI, INC.

NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2015 and 2014

2. RELATED PARTY TRANSACTIONS

Due from Related Party

As of December 31, 2015, and 2014 the Company has a balance due from Triton Holdings in the amount of approximately $255,000 and $285,000, respectively. The note receivable was recorded by the Company because they entered into a loan agreement with a financial institution on behalf of Triton Holdings. The money received in relation to this loan was provided by the Company to Triton Holdings for the purchase of property. As of December 31, 2015 and 2014, the Company had an outstanding balance on the loan of approximately $255,000 and $285,000, respectively (NOTE 6).  The loan is being serviced by Triton Holdings and the Company is realizing the receivable as Triton Holdings pays down the loan.

3. INVESTMENTS

Based upon management’s intent, the Company has classified its investments as securities available for sale. At December 31, 2014, the Company’s investments in equity securities had a cost basis of approximately $275,000 and a fair value of approximately $317,000. Available for sale securities are carried in the financial statements at fair value. Net unrealized gains are recorded in accumulated other comprehensive income and for the year ended December 31, 2014 the Company recorded approximately $42,000 within accumulated other comprehensive income. The Company has the ability to liquidate these securities upon demand. During the year ended December 31, 2015, the Company sold the available for sale securities and realized investment gains of approximately $29,000.

4. FAIR VALUE MEASUREMENTS

The FASB established a framework for measuring fair value. That framework provides a fair value hierarchy that prioritizes the inputs to valuation techniques used to measure fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to unobservable inputs (Level 3 measurements).

The three levels of the fair value hierarchy are described as follows:

Level 1 - Quoted prices (unadjusted) in active markets for identical assets or liabilities at the measurement date.

Level 2 - Inputs other than quoted prices included in Level 1 that are observable for the asset or liability, either directly or indirectly, for substantially the full term of the asset or liability.

Level 3 - Prices or valuation techniques that require inputs that are both significant to the fair value measurement and unobservable.

The asset’s or liability’s fair value measurement level within the fair value hierarchy is based on the lowest level of any input that is significant to the fair value measurement. Valuation techniques used need to maximize the use of observable inputs and minimize the use of unobservable inputs.

Following is a description of the valuation methodologies used for assets and liabilities measured at fair value. There have been no changes in the methodologies used at December 31, 2014.

Equity securities - Fair value is based on the quoted market prices.

The Company measures certain financial instruments on a recurring basis.

TRITON MIAMI, INC.

NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2015 and 2014

4. FAIR VALUE MEASUREMENTS

The following tables represent the Company’s financial instruments measured at fair value on a recurring basis at December 31, 2014 for each of the fair value hierarchy levels:

Fair Value Measurement at Reporting Date Using:

		Quoted Prices	Significant	Significant
		In Active	Other	Other
		Markets For	Observable	Unobservable
	Fair Value	Identical Assets	Inputs	Inputs
Description	12/31/2014	(Level 1)	(Level 2)	(Level 3)
Assets:
Equity securities	$ 317,000	$ 317,000	$ -	$ -

	$ 317,000	$ 317,000	$ -	$ -

There were no financial instruments measured at fair value at December 31, 2015.

5. PROPERTY AND EQUIPMENT, NET

Property and equipment, net consists of the following at December 31:

	2015	2014

Leasehold improvements	$ 103,271	$ 103,271
Furniture and fixtures	10,373	10,996
Computers and equipment	39,677	41,445
Software	41,623	37,263
Vehicle	7,810	7,810

	202,754	200,785

Less: accumulated depreciation and amortization	(142,943)	(125,848)

	$ 59,811	$ 74,937

Depreciation and amortization expense for the years ended December 31, 2015 and 2014 was approximately $22,000 and $17,000, respectively.

TRITON MIAMI, INC.

NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2015 and 2014

6. NOTES PAYABLE

Notes payable consist of the following at December 31,:

	2015	2014

On July 30, 2013, the Company entered into a loan agreement with a financial institution to borrow $500,000. The loan bears interest at a rate of 4.20% per annum, and is payable in 120 monthly installments of $5,126, which represents payments on the principal balance, along with accrued interest. The loan matures on August 1, 2023. The loan is collateralized by certain property of Triton Holdings. During the years ended December 31, 2015 and 2014, interest expense related to this loan was approximately $18,000 and $20,000, respectively.
	$ 367,484	$ 445,076

On July 30, 2013, the Company entered into a loan agreement with a financial institution to borrow $320,000. The loan bears interest at a rate of 4.20% per annum, and is payable in 120 monthly installments of $3,280, which represents payments on the principal balance, along with accrued interest. The loan matures on August 1, 2023. The loan is collateralized by certain property of Triton Holdings. During the years ended December 31, 2015 and 2014 interest expense related to this loan was approximately $11,000 and $13,000, respectively.	254,726	284,848

	622,210	729,924

Less current maturities	(75,541)	(95,401)

	$ 546,669	$ 634,523

Maturities of notes payable for each of the next five years and thereafter are as follows:

For the years ending December 31,

2016	$ 75,541
2017	81,404
2018	82,255
2019	85,834
2020	89,568
Thereafter	207,608

$ 622,210

7. LINE OF CREDIT

On March 19, 2014, the Company entered into a revolving line of credit loan agreement with a financial institution for $750,000. Payments of interest are required monthly. The line of credit bears interest at the one month LIBOR plus 3.28% (3.30% on December 31, 2015 and 2014). As of December 31, 2015 and 2014, there was no outstanding balance on the line of credit.  The line of credit is secured by all the assets of the Company. On March 24, 2016, the line of credit was extended through March 25, 2017.

TRITON MIAMI, INC.

NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2015 and 2014

8. COMMITMENTS AND CONTINGENCIES

Operating Lease

The Company leases its office facilities in Miami, Florida pursuant to an operating lease with a related party, Triton Holdings (NOTE 2), which runs through December 31, 2019. The total rent expense for the years ended December 31, 2015 and 2014 was approximately $138,000 and $96,000, respectively. Included within rent expense are common area maintenance charges and other landlord charges related to this lease.

The approximate total future minimum lease payments under the operating leases for office facilities at December 31, 2015 are as follows:

For the years ending December 31,

2016	$ 146,000
2017	146,000
2018	146,000
2019	146,000

$ 584,000

Litigation

The Company is exposed to various asserted and unasserted potential claims encountered in the normal course of business. In the opinion of management, the resolution of these matters will not have a material effect on the Company’s financial position or the results of its operations.

9. SUBSEQUENT EVENTS

On May 5, 2016, the Company received a non-binding Letter of Intent with a third party to sell Triton Miami, Inc.